Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

FLE - Q1 2005 Fleetwood Enterprises, Inc. Earnings Conference Call

Event Date/Time: Sep. 07. 2004 / 10:30AM PT
Event Duration: 1 hr 2 min

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS

 Kathy Munson

 Fleetwood Enterprises, Inc. - Director of Investor Relations

 Ed Caudill

 Fleetwood Enterprises, Inc. - President and CEO

 Boyd Plowman

 Fleetwood Enterprises, Inc. - EVP and CFO

 Andy Griffiths

 Fleetwood Enterprises, Inc. - VP and Controller

 Roger Howsmon

 Fleetwood Enterprises, Inc. - SVP - Housing Group

 Chris Braun

 Fleetwood Enterprises, Inc. - SVP - RV Group

CONFERENCE CALL PARTICIPANTS

 Barbara Allen

 Natexis Bleichroeder - Analyst

 Bill Gibson

 Nollenberger Capital - Analyst

 Derek Wenger

 Jefferies & Company - Analyst

 John Beale

 Standard Pacific Capital - Analyst

 Kathryn Thompson

 BB&T Capital Market - Analyst

 Ed Aaron

 RBC Capital Market - Analyst

 Barry Vogel

 Barry Vogel & Associates - Analyst

 Chris Sansone (ph)

 Ribotti & Company - Analyst

 Conner McLaughlin (ph)

 JLF - Analyst

PRESENTATION

Operator

 Good morning, ladies and gentlemen. My name is Paul, and I will be your conference facilitator today. At this time, I would like to welcome everyone to Fleetwood Enterprises’s first quarter fiscal 2005 financial results conference. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer period. If you would like to ask a question during this time, simply press star, then the number 1 on your telephone keypad. If you would like to withdraw your question, press star, then the number 2 on your telephone keypad. Thank you. I would now like to turn the conference over to Ms. Kathy Munson. Please go ahead, ma’am.

 Kathy Munson  - Fleetwood Enterprises, Inc. - Director of Investor Relations

Thank you. Good day, and welcome to Fleetwood Enterprises conference call on first quarter of fiscal 2005. I’m Kathy Munson, Director of Investor Relations. First, we trust that all of you have received via e-mail or facsimile this morning’s news release announcing Fleetwood’s results for it’s first quarter, ended July 25th, 2004. The release is also posted to our website at fleetwood.com. We filed our 10-Q last Friday afternoon, and it is also available through our website. This call is being broadcast live over the Internet at streetevents.com and fulldisclosure.com and is accessible from our own website. A replay of the call will be available at each site shortly after the end of this call, and the call is being taped. If you have any questions about accessing any of this information, please call PondelWilkinson Investor Relations office in California at 310-279-5980 after the conference call.

Please be advised that the statements made by Fleetwood Enterprises in today’s press release and during this conference call that relate to future plans, events, or performance are forward-looking statements. These statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such statements reflect the current views of Fleetwood with respect to future events, and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in the Company’s 10-K and other SEC filings. These risks and uncertainties include, without limitation, the following items: the cyclical nature of both the manufactured housing and recreational vehicle industry; ongoing weakness in the manufactured housing market; continued acceptance of the Company’s products; the potential impact on demand for Fleetwood’s products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company’s assets and liabilities; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers, and personnel; and the Company’s ability to obtain financing needed in order to execute its business strategies. Actual results, events, and performance may differ materially. Readers and conference call participants are cautioned not to place undo reliance on these forward-looking statements, which speak only as of today’s date. The Company undertakes no obligation to release, publicly, the results of any revisions to these forward-looking statements that may result from changing circumstances or unanticipated events.

With that in mind, let’s move on to today’s call. Ed Caudill, President and Chief Executive Officer, will provide an overall picture of our business outlook, and Boyd Plowman, Executive Vice President and CFO, will supply insights into our financial results and position. Then we will take your questions. The other Fleetwood executives who are here today are Chris Braun, Senior Vice President of the RV Group; Roger Howsmon, Senior Vice President of the Housing Group; Lyle Larkin, Vice President and Treasurer; and Andy Griffiths, Vice President and Controller. I will now turn the call over to Ed Caudill, Fleetwood’s President and CEO. Ed?

 Ed Caudill - Fleetwood Enterprises, Inc. - President and CEO

 Thank you, Kathy. Welcome, and thanks for joining us today. First quarter was a success on many levels. We showed strong results, made solid improvements on all fronts, and we have good reason to be excited about our future. While there is still progress to be made, a number of our accomplishments are worth noting. We turned solidly profitable. Fleetwood earned almost $7 million at the bottom line, more than 2½ times what we earned 1 year ago, and we continue to grow. For the second consecutive quarter, each of our operating segments saw double-digit revenue growth over the prior year. In fact, both divisions of our Housing Group had increased sales of over 15%, despite participating in an industry that had seen a year-over-year decline thus far in calendar 2004.

Growth in – of demand at our manufactured housing business led us to reopen plants at Alma, Georgia and Waco, Texas, which has also given us much-needed capacity to provide emergency and replacement housing in Florida. Our motor home division had another excellent quarter. We opened new state-of-the-art facilities at Paxinos, Pennsylvania and Riverside, California, motor home plants since our last conference call. This enables us to apply full-body paint to any of our motor homes, which our customers have demonstrated that they want. And our balance sheet is substantially strengthened. The last of our 9½% convertible trust preferred securities were eliminated during the quarter, and so we’ve taken a total of $17.9 million in annual interest expense out of our income statement. Our Housing Group has performed well throughout this 4-year downturn in the manufactured housing industry. Our production process has been solid. From early on, management has done an excellent job in staying ahead of the downtown by managing inventory and reducing capacity levels. The fact that we gained 1.8 points of wholesale market share since the beginning of the year, in a still difficult environment, can be attributed to our leadership’s new product development and the strong performance of our sales team in maintaining our distribution network. Our relationship with national community developers, particularly Affordable Residential Communities, or ARC, accounts for some of this year-over-year sales improvement. We believe the efforts we have made to keep a steady number of dealers in strategic geographic areas and our vertical integration strategy, give the Housing Group a strong competitive advantage in group profitability last quarter.

On the RV side of our business, our motor home division continues to lead the Company in a variety of ways, most notably in profitability. The positive acceptance from both dealers and consumers of our Class A motor home products was reflected in wholesale sales and higher production rates of 23% year-over-year, resulting in significantly improved earnings. We have continued development of superior products and this has resulted in increased market penetration, especially in the growing consumer subset of younger buyers. Our new paint facilities are world-class automotive grade, and we believe the full-body-paint capability will give us a compelling and competitive advantage. We just introduced our new Southwind and Pace Arrow with full body paint at the Oregon FMCA show with excellent consumer acceptance. Although profitable, we were disappointed with the performance of our travel trailer division, even though progress has been made in a number of key areas. The most important factor among all the changes that we have made in this division is that our newest products have been designed for better manufacturability, and cost reduced while not compromising customer features and values. For example, the number of cabinet doors has been standardized where possible. And labor that did not contribute to appearance or value has been reduced. Our new design and engineering team excels in producing a product of higher customer acceptance, yet efficiently manufactured. These products will also be price pointed for the market segments at which they are focused. This has been another of the issues with which the division has been wrestling.

We are introducing these products to a broad audience over the coming months. Recently, we had a number of dealers in for a product review, and their enthusiasm was strong. Their reactions lead to us believe that we will rebuild our market share in several travel trailer categories before calendar 2004 ends. We also expect that the division’s financial performance will steadily improve over the coming quarters because of the product development and cost reductions implemented. The other part of our total product line, Fleetwood Folding Trailers, has also undergone some changes. In the face of a market that was in overall decline and with continuing profit losses, we clearly saw we needed to take vigorous action. Following the end of the quarter, therefore, we rationalized folding trailers to better align with our travel trailer division, changing some reporting relationships and driving millions of dollars of hard costs out of the business.

From a longer-term perspective, we continue to believe the outlook is extremely positive for Fleetwood RV and the RV industry. Economic factors have improved since last year at this time, and consumer demand remains high, well ahead of last year’s figures. Interest rates continue to remain relatively low versus historic rates, and the baby boomers continue to enter the market and adopt the RV lifestyle. Now I’ll turn it over to Boyd to talk about some of the specifics of our financial results. Then I’ll conclude with our outlook for fiscal 2005. Boyd?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 Thanks, Ed. We achieved a 12.6%, or an almost $82 million increase in total revenues, $727.8 million, versus last year’s first quarter of 646.1 million. Operating income of $16.2 million represented an increase of $2.8 million, or 21%, over last year. And our net income of $6.7 million, or 12 cents per share, compared to last year’s $1.9 million, or 5 cents per share. Major factors that led to the improvement in our quarterly results over the prior year include the following: overall gross margin was up from 18.1% to 18.8%, mostly due to motor home improvement. The motor home division had a 24% increase in sales and a 40% improvement in income from operations, $16.9 million, compared to $12 million in last year’s first quarter. Motor home gross margins also improved from 13.9% to 15.7%.

The Housing Group earned $400,000 in the quarter, a significant turn around from a $6 million loss in the first quarter of last year, mostly due to a 13% increase in sales. Our wholesale operations earned $6.1 million, more than triple last year’s operating income of 1.9 million. The higher earnings were driven by a 15% increase in sales, which resulted in capacity utilization of 66%, versus 58% last year. The housing retail loss decreased from 8½ million to $6 million, primarily due to a 16% increase in revenue. On the other hand, our year-over-year results were negatively affected by the decline in profitability in travel trailers and the increased loss of folding trailers, both of which were primarily due to lower sales and a decline in gross margins.

Balance sheet changes of note since our fiscal year end include the following: Cash and investment balances are down by $64 million. Cash was used to build inventories, decrease accounts payable, and to redeem or convert the remaining 9½% convertible trust preferred securities. Receivables increased by $18.3 million, mostly due to the high volume of RV sales that were generated near the end of the quarter. We paid out cash of $22.2 million to redeem or convert the trust preferred securities. Long-term liabilities decreased by more than $55 million during the quarter, due to the conversion and redemption of the remaining 9½% convertible trust preferred securities, net of the effect of a new capital lease. The conversion, combined with net income for the quarter, also resulted in a $41.8 million increase in shareholders’ equity. And now, I’ll turn it back over to Ed.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Thanks, Boyd. I spoke earlier about what Fleetwood is doing in each of our primary operating divisions. We are affected, as well, by industry trends in both businesses. Fortunately, we believe that overall, these trends point to improvements in each. The dollar volume in recreational vehicle sales is headed towards a new 25-year high in calendar 2004, and the road signs are excellent for the next decade, as baby boomers move into the prime RV buying years. Several key data points for manufactured housing are also positive, such as the number of lenders and the level of repossessions. Additionally, the damage caused by hurricanes Charley and Frances has generated some short-term demand for manufactured housing products. Longer term, the demand for affordable housing is expected to grow, due to increased immigration and an increased rate of people reaching retirement age. For the 6 months ended June 30th, 2004, industry shipments were down only slightly compared to the prior year, so we believe that the industry has stabilized, even though the improvements that we expect to see are not apparent as of yet.

We remain confident that an upturn will be evident before the end of the calendar year. We’re optimistic about the future of both of our businesses and our own growth within these industries. For fiscal 2005, we expect to achieve improved profitability in the RV Group and the wholesale division of the Housing Group, although we still expect to incur an operating loss at our retail division. Primarily because of the continued strength in our RV business, we expect to be profitable for the second quarter, with a substantial improvement over last year’s results, and we expect to be significantly profitable for the full fiscal year. That concludes our general remarks about operating results. Operator, please open up the line for questions.

QUESTION AND ANSWER

Operator

 Certainly. [Operator instructions] Our first question comes from Barbara Allen with Natexis Bleichroeder.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Thank you. I was wondering – in looking at the 8-K for this year and last year, I noticed a big decline in backlog for all 3 of your RV product lines. Could you go through those and give us a sense of what’s happening there?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah, Barbara, this is Ed. I’ll go ahead and handle your question.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We actually have increased our build rate significantly, both on motor home and on the housing side of our business. Obviously, it’s seen in our results. Those numbers were as the end of the – of the first quarter. Since then, our backlogs have increased significantly. For example, our motor home backlogs are up over $60 million since the end of the quarter. Our folding trailer backlogs have gone up significantly. They were a little over $2 million. Now they’re up over 31 million. Our housing backlogs went up from about 45 million to over 75 million. And travel trailers backlogs have gone up from about 23 million to about 43 million. So you can see our backlogs have strengthened considerably. We were producing aggressively. We built, I think – I haven’t got the numbers in front of me, but close to a record number of motor homes and we also substantially increased our housing output.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Your housing backlog was up strongly, anyway, at the end of the quarter.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah, and it’s up even more now, partially because of issues in Florida, partially because just overall demand. It’s starting to pick up.

 Barbara Allen  - Natexis Bleichroeder - Analyst

So are you saying that these new – the backlog numbers through, I guess, last week – ?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

This is through August, the end of August.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Through August. Are they up year-over-year?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

In some cases they are. The motor home volumes are down just a little bit, year-over-year. But the rest of them are up significantly. Folding trailers are up, for example, by 25% year-over-year.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

And our housing backlogs, obviously, they were at about the 45 to $50 million range last year. They’re up over 75 million now.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Trailers are about where they were a year ago.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Travel trailers, flat?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yes.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Well, the other part of that, that is – I’m a little puzzled by is that in both travel trailers and motor homes, you had an 18, 19% decline in the number of dealers who were handling your product.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah, there’s something wrong with that number. Our numbers are actually very – there’s very little change. We – what happened when the numbers were published, we think we forgot to include Canada.

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

The motor home number for the July quarter, I think was published at 229, should really be closer to 257.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. 257 dealers for motor homes, and what about travel trailers?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

 Travel trailers is still at 579.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

It’s up slightly, Barbara, from the end of the year. It’s that, we have pruned a number of our travel trailer distribution points because we had dealers that had all our product lines, and were not representing all the products. So we have taken some franchises away in attempt to open up markets.

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

Yeah. We have a group out that is actively out right now, especially concentrated in the Midwest part of the States, looking at open territories and where we can increase our distribution network.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. In the 10-Q, there’s a reference to the potential for accelerated payment of $20 million for the transaction you did on some retail – 22 retailing outlets. Could you get us up-to-date on that? And if you’re going to have to pay it or what negotiations you’re in with that?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Barbara, this is Boyd. We’ve had some discussion with owners representing 18 of the 22 locations, and we’re not certain where that will go. There’s a possibility that it could be paid, there’s a possibility that there could be other resolutions to it.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Would it eliminate the situation if your credit rating were improved?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, the trigger is really investment grade, and there’s, I think, too significant a gap at this time to cure it in that way. I think it’ll simply be done by negotiation and/or education of some lenders as to where we stand financially now.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And continuing with you, Boyd, what should I do about taxes? I applied a 40% tax rate, because we didn’t really know what was going on. Do you have any idea now for the full year what we should be using?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 I’m going to defer to Andy on that because he’s a lot smarter than I am.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Okay.

Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I think you know our tax situation is unusually complex because of the deferred tax asset, and changes in that net deferred tax asset will, dollar for dollar, impact our rate. Absent any, you know, unanticipated changes to that asset, frankly, we expect to continue, in essence, to accrue just for state taxes. So if you take a look at the first quarter, the tax charges that you saw there was basically state only.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Right.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That shouldn’t change. The marginal rate tends to vary around a little bit, particularly, you know, once we’re – given our current profitability levels, as we get more profitable, we would expect that rate to be somewhere in the 5 to 7% range.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Is there a point at which you’re going to start being at your more normal 38, 40% rate, you think?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

 We certainly hope –

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Is it a certain level of profitability, or what?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Yeah. The accounting rules would, in essence, dictate 2 years of profitability before we could start to look to that profitability to recover our deferred tax asset. You know, the other way to solve our issue is to earn our way out of it, obviously, and utilize all of our NOL carry-forwards. But, obviously, we don’t expect that to happen during the current year.

 Barbara Allen  - Natexis Bleichroeder - Analyst

How much do you have in NOL carry-forward?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I think the number was somewhere around 120 million.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

I believe it was 118 million as of year-end. And that, obviously, would not have – that would have been not on a tax-return basis, but at least on a prospective basis, we would have eaten into that in the first quarter to some degree.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Okay. The last question I have is in the discussion about folding trailers, my data for the year-to-date on shipments for the industry show it marginally up. And in previous months was up in the low single-digits. So, I guess, I’m a little puzzled about the references to the industry-wide decline in folding trailers.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah. Our numbers track – Barbara, this is Ed. We show the year down about 2½%. We’re down a little bit more than the industry, but the industry has not turned up yet. That’s as of the end of June.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 And also, Barbara, I think if you look at the market during last year’s first quarter and compare it with this year’s first quarter, I think industry numbers are down on a year-over-year basis.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Okay. Are you using RVIA numbers for the industry?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

No. We’re using Stat Surveys, they seem to be more accurate.

 Barbara Allen  - Natexis Bleichroeder - Analyst

So, you’re using Stat Surveys, but that’s retail.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It is.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

And on the wholesale side, the tracking we’ve got shows it down slightly, also.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. Thanks, very much.

Operator

Our next question comes from Bill Gibson with Nollenberger Capital.

 Bill Gibson  - Nollenberger Capital - Analyst

Actually got a couple of questions. You had said in the prepared remarks, Ed, that you thought it’d be evident by the end of the calendar year that we’d see an upturn in – or was that fiscal year – an upturn in the manufactured housing industry?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We think by the end of the calendar year, Bill. What drives to us believe that is if you look at just number of retails, for example, that are being held at the retailers number versus a year ago, where they were under 4, and you look at the latest data, even though it included a significant number of repos, still, of what’s happening with retailers, they’re up almost 4½ homes per location. So the volume at retail tends to, you know, drive that feeling. Also, dealers have not added a lot of inventory, so we believe that there’s going to be some demand there. And then, obviously, the weather issues that happened in the Southeast will also drive some demand. And we just think, overall, the industry’s in better shape. Boyd, you might want to comment on, you know, financing, and on, you know, general other factors you think would be driving business now.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

As you recall, Bill, a year ago, it was particularly soft in the latter part of the calendar year, in the early part of ‘04. And the comparisons will simply get easier, for one thing. And there has been, albeit slowly, there’s been a pretty steadily improving financing environment with the exception of Chase’s departure. And I – it’s become pretty evident to us, that that slack has been picked up by other lenders. The downside to it is that those lenders have been able to buy business that Chase would have written. And it’s been – again – it was a very high quality credit criteria that Chase enforced, so in order to generate more volume, other lenders have not had to buy particularly deep into the credit ladder. And we expect that to – that to change as more and more lenders get back in this business and we continue to see it slowly but steadily.

 Bill Gibson  - Nollenberger Capital - Analyst

Yeah. In terms of your own lending operations, which continue to ramp, I guess I was a little surprised that you were broadening it out to your exclusive retail dealers, when we don’t even have Fleetwood Retail in the black yet. I guess to my mind, it’s lending is what’s needed there to get that sales volume high enough.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 We have the infrastructure in place, Bill, and as a result, once we felt that our procedures and all of our infrastructure was fine-tuned, we really saw no downside to presenting that to our independent retailers and assist them as well. In addition to which, one of the, you know, one of the important factors to a financing operation is scale, and so it helps us in achieving that scale.

 Roger Howsmon  - Fleetwood Enterprises, Inc. - SVP - Housing Group

 Bill, this is Roger Howsmon. We also, as Boyd has indicated, not only have we gradually been increasing loan production, but we’ve been investing in technology, so we’re trying to put those assets to work. And, point of reference, we’ve extended that finance program only to our Pinnacle dealers in the independent body.

 Bill Gibson  - Nollenberger Capital - Analyst

 Okay. In regard to just Fleetwood Retail, I guess I’m a little surprised that that hadn’t yet ramped up enough to be in the black. And it doesn’t sound like that’s going to happen this year. Is that just a lending issue, or is there some other consideration there that I’m overlooking?

 Roger Howsmon  - Fleetwood Enterprises, Inc. - SVP - Housing Group

Let me offer some comments. I’ve been on board at Fleetwood, now, for about a little over a year. I can tell you, Bill, we have 25 initiatives year-over-year, in terms of what I call the change process at FRC. As I reported last quarter, I’m very confident that we’re on the right track. It is disappointing that negative earnings continue to be yielded, but let me quote a couple of statistics. Revenue was up 16% over quarter-over-quarter, sales were up. We have a new management team that has replaced an incredible number of folks throughout the organization. And that will take a bit of time with training to get the productivity required there. But I can assure you that all eyes are trained on the change process. We’re making progress. I’d be reluctant to speculate when profitability is going to return, but I can tell you it’s high on my priority list.

 Bill Gibson  - Nollenberger Capital - Analyst

 Okay. Yeah. Because, just as an outside looking in, I mean, that swing there is significant if – once that occurs. On a different industry, on travel trailers, that’s been another frustratingly long turnaround. Was that a case when you did a lot of new models a year or so ago, that they just weren’t designed to be manufactured easier or when you made that comment, is that of the latest generation or – ?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

Yeah. Bill, this is Chris. I can answer that. That’s pretty accurate what you stated, is we came out with a full new product line, and first of all, we hit our plants with too many new products all at one time. We’ve now changed our approach there, and we introduce products over the course of the year. And the products that we introduced, they were well received, but they were very complex and difficult to build. As Ed alluded to, we’ve taken steps to reduce a lot of that complexity, and we will continue to take steps in that direction, putting out a high quality product that is just designed more for manufacture and ease of assembly, thus improving our labor efficiencies.

 Bill Gibson  - Nollenberger Capital - Analyst

 Good. Thanks, Chris. And, in regards to the hurricane in Florida, Frances, was there any damage to the plant?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

No, our plant at Auburndale, Florida, is up and running. It lost part of a day on Friday, but the storm as it hit the Orlando area, where Auburndale is, had diminished a lot, and the plant will be fine and producing homes today.

Bill Gibson  - Nollenberger Capital - Analyst

Good. And then, just one last question on the status of the 6% convertible trust preferred, and the likelihood of resuming dividend payments.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 Really don’t have any comments. Status quo for now. It’s relatively inexpensive money, and there has not been a change in condition yet that would cause to us take a different tack.

 Bill Gibson  - Nollenberger Capital - Analyst

 Thanks, Boyd.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

You bet.

Operator

Our next question comes from Derek Wenger with Jefferies & Company.

 Derek Wenger  - Jefferies & Company - Analyst

Two questions. What is the capital expenditure budget for the year – fiscal year ‘04-’05? And then, what positive impact on revenues do you expect to see from the hurricane?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

With regard to CapEx, we expect – it will be between 40 and 45 million; the budget is 45, and we may not quite reach it, but that’s the neighborhood we’ll be in. With regard to Hurricane Charley, and Frances, and any subsequent hurricanes….

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah. This is Ed. We haven’t really quantified the revenue impact. I can tell you on the housing side that based on increased purchases from federal and state and our own retailers, and our community partners, it’s added somewhere above 2,000 homes to our backlog. On the RV side, we saw from our dealers and from some federal entities, as a request for a little over 700 additional trailers, but that’s really been the impact. Most of our backlog growth has been non-hurricane related. We do expect, because of past experiences with things like Hurricane Floyd, to see an extended period as the area recovers, of increased, really, demand out of the Southeast for replacement products.

 Derek Wenger  - Jefferies & Company - Analyst

And the 700 RV trailers, how do you relate those to the storm?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

They were purchased by some federal agencies as temporary housing and for their own use.

 Derek Wenger  - Jefferies & Company - Analyst

Okay. So that was probably directly hurricane-related, is what you’re thinking.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah, in general. That’s – we see, every year, due to some natural disaster the Federal Government buys some trailers for, you know, temporary housing or for their own temporary offices.

 Derek Wenger  - Jefferies & Company - Analyst

 Right. And you said 2,000 homes to the backlog. What backlog figure is that?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

 We – just rough dollars, it added probably $15 million to the backlog.

 Derek Wenger  - Jefferies & Company - Analyst

 And that backlog figure before was what?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Housing.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Housing backlog. The housing backlog. About half our housing backlog increase was from hurricane.

 Derek Wenger  - Jefferies & Company - Analyst

What was the backlog – ?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We’re up around 45 million at the end of the quarter, last quarter. We are up around 75 million now. Part of that is the seasonal change in demand, which happens every year. Part of it is hurricane-related.

 Derek Wenger  - Jefferies & Company - Analyst

So, I’m sorry, were you saying it was 60 million before, the backlog?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

No, we were at about 45 million.  And our backlogs are up to 75 million, about half of which is hurricane-related.

 Derek Wenger  - Jefferies & Company - Analyst

 I got you. Thank you.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

All right.

Operator

Our next question comes from John Beale with Standard Pacific Capital.

 John Beale  - Standard Pacific Capital - Analyst

Hey, guys. Congratulations on the quarter. So, the stock at 15 bucks is still, I think, at least 50% undervalued on the sum of parts basis for the RV and MH businesses. What are your latest thoughts on splitting those businesses up?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We really don’t have any later thoughts than last quarter. It’s interesting. We’re open-minded as a management team, and I think our Board is, as well. There are – there’s some structural issues that would impact it, one of which is the NOL, another of which is outstanding debt securities. But it’s something that we will – you’ll probably read about in a press release, if ever, as opposed to hear about on a conference call.

 John Beale  - Standard Pacific Capital - Analyst

Okay. Thanks.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

You bet.

Operator

Our next question comes from Kathryn Thompson with BB&T Capital Market.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Thank you. Could you quantify the communities-related orders during the quarter? And also, related, what are your expectations, going forward?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Kathryn, are you talking about our community partners’ new orders?

 Kathryn Thompson  - BB&T Capital Market - Analyst

Yes.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

The most significant has been ARC. We did – from December through March we did somewhere above 1,200 homes with them. I might even be a little low. We’ve had sustained business. It’s varied between 100 and 150 floors a month with ARC. We have other community partners who have been purchasing through that period. We sold a reasonable number of homes to Hometown America and also to MHC.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Is your expectation, going forward, still 100 to 150 floors per month?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yeah. Somewhere in that range. I mean, we get – we have gotten a sustained relationship with our community partners, and we’ve been seeing those kind of volumes on a consistent basis. We’re seeing now, because they, all 3, have such large exposure in Florida, we’ve had some discussions on their needs over the last couple of weeks. And we’ll have some more discussions now that Frances has gone through. They’ve been talking some significant numbers. Whether they’ll all end up at Fleetwood or not, based on the demand on other housing companies, you know, it’s hard to say. But we – we do expect to see some significant increase in orders, only because of their exposure in Florida, and the amount of damage they’ve suffered down there. I think ARC and MHC, both, gave some feeling of the amount of need they would have over the next several months in Florida in recent press releases.

 Kathryn Thompson  - BB&T Capital Market - Analyst

So, in other words, the – the 100 to 150 floors could be significantly higher in the coming months?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

It could be higher. You know, it’s really hard to call. But, I mean, we have a long-term relationship with ARC, and they buy from us consistently. And we’ve seen a significant increase in both Hometown America and from MHC over the last few months.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

So we expect that to continue.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Okay. In terms of – there was a nice increase in your manufactured housing wholesale backlogs. How long, at around $82 million, how long has it been since it’s been at this level? And what is this in terms of weeks in lead time?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Lead time is how fast we decide to build them.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We actually have committed – we don’t like to get our lead times, on average, out over about 3 weeks, Kathryn, because what happens is you end up losing the business, especially in the current market, and so it’s, you know, it’s really hard to say. We are under an aggressive build schedule for Florida right now, and expect to have most of those homes built out by early November, but we will see some sustained demand from the market as other people recover over time.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Do you know how long it’s been since it’s been at that high a level?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Where it’s at today, I’ve got numbers going back. Our backlogs are – were up pretty high in April of this year, but not even close to where they are today.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Yeah.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

It’s been long time. I’ve gone back to July 2002, and there’s nothing like this in the backlog.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

I don’t have those numbers at my fingertips, so I – I’m reluctant to state it, but my guess is that it probably goes back to the last millennium.

 Kathryn Thompson  - BB&T Capital Market - Analyst

All right. I guess, moving on, I know you’ve addressed a few orders related to FEMA orders, to manufactured housing and travel trailer products. Are pretty much the numbers you stated earlier the orders that you received from FEMA, or do you expect more in the coming months?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We’ve been in continuing discussions with FEMA. They’ve talked about additional orders. We haven’t seen any of them, other than the initial orders we got from them and others a couple of weeks ago after Charley went through. So my guess is there will be other demand, and like I said, we’ve had ongoing discussions with them and other agencies that are looking for product.

 Kathryn Thompson  - BB&T Capital Market - Analyst

Okay. And finally, my last question is related to RV inventories. Where – how comfortable are you with current RV inventory at present at the dealer?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

 We’re pretty comfortable. You know, if you look at the market, overall, Kathryn, our market – our inventories on trailers are up about 25%. And when you look at the market the same period for trailers, our inventories are, you know, it’s still, we think, well within line. And our demand is up. We’re seeing a real, good, strong retail demand for our trailers. On the motor homes, the market, you know, is up this year about 18% or more through the beginning of the year. Our inventories are up about 22%, but our overall share rate is growing, and we’re up about 23% at wholesale. So the dealers are buying a little more product. So they’re not outpacing the market growth. So we’re not uncomfortable at all. Matter of fact, our concern is, is it’s such a shelf-space business, that if you don’t keep your inventories up a little, they’re just going to buy from someone else. The market, overall, is very strong. So, if the market wasn’t strong, then we’d be concerned, but it is.

 Kathryn Thompson  - BB&T Capital Market - Analyst

 Okay. Great. Thank you, very much.

Operator

Our next question comes from Ed Aaron with RBC Capital Market.

 Ed Aaron  - RBC Capital Market - Analyst

Thanks. Good morning. I was just hoping you could comment a little bit about the promotional environment on the motor homes side right now. Has it – has it changed much over the last couple of quarters?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

As far as who’s promoting and what and discounting?

 Ed Aaron  - RBC Capital Market - Analyst

 Yeah, discounting.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

We haven’t seen a lot. We’re not seeing a lot of pressure on discounting. We haven’t seen it either in folding trailers – any of our trailers, really, or in motor homes. You know, as you saw in our financial results, our margins were up significantly on motor homes. And on trailers, I think most of our wounds have been self-inflicted, not market pressures from others discounting product.

 Ed Aaron  - RBC Capital Market - Analyst

Okay.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Chris, have you seen anything different out there?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

No. This is Chris. I would – I would agree with what Ed just mentioned, that we really aren’t seeing a lot of pressure to discount product at this point, and, you know, it just – it’s pretty much status quo.

 Ed Aaron  - RBC Capital Market - Analyst

And what you mentioned about the market – the motor home market being up 18%, are you just talking about Statistical Survey data that’s come out through June? Or is that – ?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yes. We haven’t seen a whole lot of change since then. I mean, you know, some months, some products have moved a little faster than others. But the market still seems to be very strong, based on what we’re seeing from – at least our standpoint on our dealer retails.

 Ed Aaron  - RBC Capital Market - Analyst

Okay. And then finally, in the press release, you made some mention about some inroads that you’re making in the Class C market.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yes.

 Ed Aaron  - RBC Capital Market - Analyst

And I was hoping you could elaborate on that a little bit.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

 Well, we saw some growth. I think we’re back into double-digits, which is the first time in a while, since we closed our Eastern production. And we’re looking around strategies for Class C. We find our products very acceptable, and we’re looking at potential additional strategies to grow our business, especially in the East and the central part the country where we’re not that strong. We tend to be very strong on the West Coast.

 Ed Aaron  - RBC Capital Market - Analyst

Have there been any major product changes in the Class C side?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Well, we consistently have innovated in the Class C product line and will have, you know, further innovations coming out over the next several quarters as we’ve continued to heavily invest in product development on all our products.

 Ed Aaron  - RBC Capital Market - Analyst

All right. Thank you very much.

Operator

Our next question comes from Barry Vogel with Barry Vogel & Associates.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Good afternoon, or good morning. I have a question on the travel trailer and folding trailer divisions. You made a comment about consolidations after the end of your quarter in the folding trailer division. First question is, if you stayed in that business, what would be the annualized cost savings and why did you wait so long to do this?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

 I’ll take part of it and I’ll turn the rest of it over to Chris. First, as you know, Barry, we’ve been in litigation with Coleman over the last several quarters related to the use of the Coleman name. And that caused a lot of focus and difficulty and consideration around that business, and forced us to be left in a position of not doing a whole lot different with the business than we’ve done in the past. So that’s the primary reason we hadn’t taken some more significant action. Most recently, that thing seems to be winding down. And we decided to go ahead and more – those two businesses should have been more closely related than they’ve been in the past. They’ve been managed separately. And we looked at the cost of retaining that versus the market, especially for folding trailers, which has been in a couple-year decline, and decided that we could do some things to better align the two businesses and to, you know, share some different management and things like that. I’ll let Chris talk, specifically.

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

Yeah, we’ve really started looking at in this August, so we haven’t completed the process by any stretch of the imagination to be able to comment on what the annualized cost savings impact would be. But just to give you a feel, we are looking at it both from operating level in where we produce the product and how many facilities we need to do that, as well as we are looking at from a sales standpoint and a systems operating standpoint. As Ed mentioned, that whole folding trailer business had been operated separate from our travel trailer and motor home facilities, and we are going to break that down and just have it operate as one of our travel trailer plants would operate today. So there’s significant savings there to be had.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Can you give us any idea what the savings are on an annualized basis?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

It’s still too early to comment on that.

 Barry Vogel  - Barry Vogel & Associates - Analyst

All right. The second question is in regards to the travel trailer – oh, on the folding trailers let me ask you this question: it’s an insignificant amount of revenues, a lot of your competitors, your major competitors are not in that business, so why stay in the folding trailer business?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

We – one of the advantages Fleetwood has today is that we are a full-line manufacturer. We build everything from a folding trailer on up through Class A diesel motor homes. That’s very attractive to our dealers. They like to have the entry-level type product to bring in that entry-level customer and then graduate them on up through higher products. So that’s probably first and foremost the reason that we will stay in that business.

 Barry Vogel  - Barry Vogel & Associates - Analyst

 Well, the largest company in the business, Thor Industries, doesn’t have a folding trailer business, and they do very well.

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

I think it’s just a totally different approach in philosophy to how they’re approaching their business and how we are approaching ours and what we are strategizing to accomplish over the next several years.

 Barry Vogel  - Barry Vogel & Associates - Analyst

 Okay. Now as far as travel trailers, it’s been very disappointing as far as results. Particularly in light of the very strong market conditions and the recovery. And I know you’ve had some management changes. Can you tell us how confident you are right now that you’re really going to turn the profitability of the travel trailer business around soon? If not, can you tell us, you know, why this will not happen?

 Chris Braun  - Fleetwood Enterprises, Inc. - SVP - RV Group

 Two things on the travel trailer side of the house. We talked about products earlier, and, yeah, we buried our plants, oh, back a little bit over a year ago with new products. And we now, just now, have new products that’ll be hitting the market starting – actually started in August, and will continue on through November, you’re going to start to see a lot of new travel trailer product that we are introducing. That’s going to help us significantly, but also, as we mentioned earlier, we’ve got significant cost reduction efforts that we are taking on the travel trailer side of the house. And the bulk of those cost reductions will start to hit in the next two quarters here. So we’re confident that you’re going to continue to see improved results on the travel trailer side of the business.

 Barry Vogel  - Barry Vogel & Associates - Analyst

 Okay. Thank you very much.

Operator

 Our next question comes from Chris Sansone with Robotti & Company

 Chris Sansone  - Robotti & Company - Analyst

 Hey, guys. Good afternoon. Great quarter.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Chris Sansone  - Ribotti & Company - Analyst

On the wholesale housing side, it looks like you saw your margins, operating margins, uptick a little bit. Can you talk a little bit about the product mix and how you accomplished that in spite of raw material pressures?

 Roger Howsmon  - Fleetwood Enterprises, Inc. - SVP - Housing Group

This is Roger, Chris.

 Chris Sansone  - Ribotti & Company - Analyst

Hi.

 Roger Howsmon  - Fleetwood Enterprises, Inc. - SVP - Housing Group

Hi. Greetings. A couple of things happened. In terms of mix, we did see single-section business increase a bit, and that was primarily attributed to our community business. And as has been indicated in the past, we actually enjoy that business, we find it favorable to our production schedule and making money there. You talk about market share gain, when we look over the last year-over-year period, our double-wide business is up significantly. And as a direct result of that, or I would attribute that to we’ve won several design initiatives through MHI. We have increased our dealer body representation. So I think, you know, full product line mix has really had a significant impact on our building.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Chris, I think – this is Ed Caudill. The other it’s done, we stayed really close to what was happening to material cost, and we were not afraid to test the market to make sure that we stayed out in front of those costs, and so part of the reason you saw our margins strengthen, is that we didn’t let those things, get, you know, far out of hand before we were taking action with both price increases and with material surcharges. And we’ve continued to watch that as lumber, especially, has gotten very pricey again. And we’ve continued to sustain things like surcharges to make sure our margins don’t erode.

 Chris Sansone  - Ribotti & Company - Analyst

Okay. Thank you.

Operator

Our next question comes from Barbara Allen with Natexis Bleichroeder.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Can I follow-up on the manufactured housing backlogs? I guess it went a little fast. Starting at the end of the quarter, you have 2,543 units, which is up 91%.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Right.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And the dollar value’s up 65% to 82 million.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Right.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And you said that the hurricane-related orders were 2,000 units?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

From various sources, Barbara, that’s about the number.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And those are – did you say 50, as in 5, 0 million?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

No, we didn’t put a number on it.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. So 2,000 units, overall, is still a pretty significant part of your backlog.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Right.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And then, I want to make sure I have the right number, because I couldn’t tell if you were going sequentially or what, but on housing, you’re over $75 million in value as of the end of August.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Right.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. Boyd, have you seen anything from Greentree? I saw that put out a letter saying they’re in business, kind of. Have your guys seen anything at the local level?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We have – we have – well, we’re aware of what they’re doing. We have a dialog with Greentree and the letter was more broadly distributed, but at this point, I think the letter, which, you’ve obviously read, was pretty indicative of what’s going on. They’re piloting, I think, in anticipation of a much broader rollout at some point. My guess is there’s not likely to be a big impact until ‘05.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Have you seen any evidence that they’re actually doing – I mean, it sounded like they were going to be ready to start up by the end of this month on a nationwide basis. Have you seen anything concrete that would support that? As in opening offices near your retailers or – ?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

 Well, they have some open offices. They have – they have a number of offices that are open, they do have staffing. They have done some pilot lending. And it actually goes back a few months. So, they have been – it isn’t all talk and memos. They’re – they have taken some actions, albeit small, that would indicate that they’re trying to work the kinks out and determine exactly how to approach the market this time.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 And it sounds like you’re a lot less concerned about repossessions.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yeah. The repossession rate is – it’s still not normal by any means, and repossession rate has eased somewhat. Repossession inventory has eased more considerably, because some of the large repo producers changed their M.O. and have begun to flush them through the system more quickly. And that really made – that made ‘03 a painful year and the early part of ‘04. But it has significantly reduced repo inventory, although repo rates have only eased modestly.

 Barbara Allen  - Natexis Bleichroeder - Analyst

Okay. So, it doesn’t sound like it’s nearly as much competition for your new business as it used to be.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It isn’t. And although our dealers still sell a lot of them, there is – there’s a constant – and very consistent message from our dealers that they cannot buy them at the prices they were once able to buy them at.

 Barbara Allen  - Natexis Bleichroeder - Analyst

And on your $50 million portfolio, at the rate you’re going, when do you think we’d hit 100 million, and is that the time when you would be looking at securitization?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yeah, we’re not absolutely certain that – our assumption is that securitization is the most likely case for an exit strategy, but we do have other opportunities. There’ve been – there are people who have approached us about full loan purchases, and we think there’s some other alternatives, including private placements. But I think a minimum of 100 million would be appropriate, and probably larger than that. And my guess is that with something larger than that, the earliest we would hit the market would be a year from now, or probably a little bit longer than a year from now.

 Barbara Allen  - Natexis Bleichroeder - Analyst

 Okay. Thank you very much.

Operator

 Our next question comes from Conner McLaughlin of JLF.

 Conner McLaughlin  - JLF - Analyst

 Hi, guys. How are you? Just a couple of quick questions on this backlog. I’m sorry, I was confused. I got in a little late. And I think there may be some confusion out there. This, just in talking to other people. When you look at the numbers from your 8-K, can you just quickly just make sure there’s no confusion, give us what you said about where the backlogs are now in August for each of the divisions you spoke towards? Because I know you mentioned you had a high build rate, and that’s why the backlog. It sounded like you were saying they were artificially depressed at the quarter-end.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

They were and for a lot of reasons. One is, we were holding up the introduction of some major new products, especially in travel trailers and motor homes. And, you know, we had some aggressive build rates, so we obviously pulled build rates down. If you look at them on a year-over-year basis, they’re not down significantly where they were in July 2003, even though the market on the motor home side and the RV side were very strong at that time. But on a real basis, from motor homes, we’re at, I think the information we put out was somewhere around 108 million.

 Conner McLaughlin  - JLF - Analyst

 Yep.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

 And the motor home backlog now is at 169 million.

 Conner McLaughlin  - JLF - Analyst

 169?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yes. The travel trailers were around 23 million, and they’re at 43 million now. Folding trailers were a little over 2 million, and they’re at 31 million. And housing was at around 46, 47 million. It’s at 75 million right now.

 Conner McLaughlin  - JLF - Analyst

That’s actually where I’m confused. Where is the 46? Because – it may just be me looking – it looks like on the 8-K the housing wholesale it said 82 million and retail 72?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I see that number now. I think that’s incorrect. It looks like there’s been a confusion between units and floors, there. The 47 million number that Ed just gave you is correct.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Wholesale number.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s the wholesale number. I think that’s probably why Barbara was confused, earlier, as well.

 Conner McLaughlin  - JLF - Analyst

Okay. Just to be 100% clear, you’re saying the 46 has gone to 75 million, in terms of dollars?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Right. That’s dollars.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s correct.

 Conner McLaughlin  - JLF - Analyst

And so the true number for housing wholesale backlog as of, you know, the end of August is 75 million in terms of dollars?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

That’s right.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s correct.

 Conner McLaughlin  - JLF - Analyst

Okay. So the 82 from the 8-K, we should disregard?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Yes.

 Conner McLaughlin  - JLF - Analyst

Okay. And, do you happen to know what the 75 is translating, in terms of units?

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

It represents about 4,200 units.

 Conner McLaughlin  - JLF - Analyst

Okay. Great. And then, on the same thing on the retail, is the 72 million in the 8-K correct for retail, or should we assume a new number for that?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That number is correct.

 Conner McLaughlin  - JLF - Analyst

Okay. And where is that as of August, currently the same, or is it – ?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I don’t think it’s changed much. I don’t have that number with me.

 Conner McLaughlin  - JLF - Analyst

Okay. And the 1,290, in terms of units, corresponding to that 72 million, is that correct as well?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Yes.

 Conner McLaughlin  - JLF - Analyst

Thanks so much. I appreciate it.

Operator

Our next question comes from Derek Wenger with Jefferies & Company.

 Derek Wenger  - Jefferies & Company - Analyst

Yes, just a follow-up question. The preferred dividends that you’re deferring, which I think you have the option to do for 2 more years, are those flowing through your interest expense line item on your balance – on your income statement?

Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes.

 Derek Wenger  - Jefferies & Company - Analyst

Okay. Thank you.

Operator

Gentlemen there are no further questions at this time.

 Ed Caudill  - Fleetwood Enterprises, Inc. - President and CEO

Okay, Operator. Thank you. And we want to thank all of those who were on the call for joining us today. And we’ll look forward to talking to you at the end of this current quarter.

Operator

Ladies and gentlemen, this concludes today’s conference. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2004, Thomson StreetEvents All Rights Reserved.